UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2005

ARGOSY GAMING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-11853	37-1304247
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification number)

219 Piasa Street, Alton, Illinois 62002 (618) 474-7500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a Penn National Gaming, Inc. press release, dated June 20, 2005, reporting that Penn National Gaming, Inc. (PENN:Nasdaq) has entered into an agreement with a subsidiary of Columbia Sussex Corporation whereby immediately subsequent to the completion of the merger of Penn National and Argosy Gaming Company (AGY:NYSE), Argosy Gaming Company and the Columbia Sussex unit will execute a securities purchase agreement whereby the Columbia Sussex unit will purchase Argosy’s - Baton Rouge casino property.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.	Description of Exhibit
99.1

Press release dated June 20, 2005, reporting that Penn National Gaming, Inc. (PENN:Nasdaq)) has entered into an agreement with a subsidiary of Columbia Sussex Corporation whereby immediately subsequent to the completion of the merger of Penn National and Argosy Gaming Company (AGY:NYSE), Argosy Gaming Company and the Columbia Sussex unit will execute a securities purchase agreement whereby the Columbia Sussex unit will purchase Argosy’s - Baton Rouge casino property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGOSY GAMING COMPANY, a Delaware corporation

Dated: June 20, 2005	By:	/s/ DALE R. BLACK
	Name:	Dale R. Black
	Title:	Senior Vice President and Chief Financial Officer